SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 25, 2000
                                                          (April 20, 2000)

                             FRANKLIN RESOURCES, INC.
              (Exact name of registrant as specified in its charter)



       ....  DELAWARE....................1-9318...............13-2670991...
      (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)              File Number)        Identification No.)



        777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA........ 94404...
       (Address of principal executive offices)                 (Zip Code)


          Registrant's telephone number, including area code.(650) 312-3000


                   ----------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.      Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

Item 7.      Financial Statements and Exhibits

(c)Exhibits

Exhibit "A" - Press  Release  issued on April 20, 2000 by Franklin  Resources,
Inc.


                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        FRANKLIN RESOURCES, INC.
                        (Registrant)


Date: April 25, 2000     /s/ Harmon E. Burns
                         --------------------------
                         HARMON E. BURNS
                         Vice Chairman


                                Exhibits


A. Press Release issued on April 20, 2000 by Franklin Resources, Inc.





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

FROM:             Franklin Resources, Inc.
                  Corporate Communications: Holly Gibson Brady (650) 312-4701 Investor Relations: Alan Weinfeld (650) 525-8900 www.frk.com

                                                           For Immediate Release

            Franklin Resources Announces Second Quarter Results

San Mateo, CA, April 20, 2000-- Franklin Resources, Inc. (Franklin Templeton) (NYSE:BEN) today reported net income of $143.4 million, or $0.58 per share diluted, on revenues of $612.5 million for the quarter ended March 31, 2000 compared with net income of $137.5 million, or $0.55 per share diluted, on revenues of $565.7 million in the preceding quarter and net income of $102.5 million, or $0.41 per share diluted, on revenues of $554.1 million in the comparable quarter a year ago. Pretax restructuring charges of approximately $12.3 million, or $0.04 per share diluted, were incurred in the comparable quarter a year ago.

Net income for the six months ended March 31, 2000 was $280.9 million, or $1.13 per share diluted, on revenues of $1,178.2 million as compared to net income of $171.0 million, or $0.68 per share diluted, on revenues of $1,121.8 million a year ago. Pretax restructuring charges of $58.5 million, or $0.17 per share diluted, were incurred in the comparable period last year.

As of March 31, 2000, assets under management by the company's subsidiaries were $233.4 billion, compared to $235.0 billion in the preceding quarter and $216.0 billion at this time last year. Quarterly average assets under management during the current quarter were $231.0 billion compared to $224.1 billion in the preceding quarter and $216.4 billion in the same quarter a year ago.

During the three months ended March 31, 2000, the company continued its policy of repurchasing shares of its common stock in the market. A total of 5.2 million shares were repurchased at a cost of $151.0 million.

Franklin Templeton provides global and domestic investment management, shareholder and distribution services to the Franklin, Templeton and Mutual Series mutual funds, institutional and private accounts in over 100 different nations worldwide. Franklin Templeton's headquarters are located at 777 Mariners Island Blvd., San Mateo, CA.

Statements in this press release regarding Franklin Templeton's business which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report, Form 10-K for the most recently ended fiscal year as well as other documents filed by the Company with the Securities and Exchange Commission.

                                        -MORE-

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

FRANKLIN RESOURCES, INC.
Consolidated Income Statements (Dollar amounts in thousands except assets under management and per share data.)
                                         Three months ended   Six months ended
                                              March 31            March 31
                                        ----------------------------------------
                                            2000       1999     2000      1999
Operating revenues
Investment management fees               $356,009  $322,419  $700,051   $652,789
Underwriting and distribution fees        200,133   178,406   364,376    367,010
Shareholder servicing fees                 53,202    47,762   104,961     93,496
Other                                       3,182     5,484     8,805      8,455
                                        ----------------------------------------
Total operating revenues                  612,526   554,071 1,178,193  1,121,750
                                        ----------------------------------------
Operating expenses
Underwriting and distribution             176,876   153,300   320,044    316,346
Compensation and benefits                 134,581   128,816   265,430    262,630
Information systems, technology
                   and occupancy           51,441    52,111   103,072    100,590
Advertising and promotion                  25,895    25,393    48,440     53,631
Amortization of deferred sales
                   commissions             21,600    22,963    42,231     47,982
Amortization of intangible assets           9,283     9,283    18,566     18,656
Other                                      20,773    18,770    40,698     41,575
Restructuring charges                           -    12,315         -     58,455
                                         ---------------------------------------
Total operating expenses                  440,449   422,951   838,481    899,865
                                         ---------------------------------------

Operating income                          172,077   131,120   339,712    221,885
                                         ---------------------------------------
Other income (expense)
Investment and other income                19,752    14,490    36,431     25,026
Interest expense                          (3,180)   (4,776)   (6,544)   (10,949)
                                         ---------------------------------------
Other income (expense), net                16,572     9,714    29,887     14,077
                                         ---------------------------------------

Income before taxes on income             188,649   140,834   369,599    235,962
Taxes on income                            45,275    38,363    88,703     64,999
                                         ---------------------------------------

Net income                               $143,374  $102,471  $280,896   $170,963
                                        ========================================
Earnings per share
     Basic                                  $0.58     $0.41     $1.13      $0.68
     Diluted                                $0.58     $0.41     $1.13      $0.68

Dividends per share                         $0.06    $0.055     $0.12      $0.11

Average shares outstanding
  (in thousands)
     Basic                                246,826   252,189   248,629    252,025
     Diluted                              246,998   252,579   248,792    252,804

Assets under management
  (in millions)
     End of period                       $233,358  $215,960  $233,358   $215,960
     Simple monthly average for period   $231,042  $216,439  $227,588   $216,194


Franklin Resources, Inc.
Consolidated Income Statements
(Dollar amounts in thousands except assets
Under management and per share data.)                                  Three months ended

                                                    31-Mar-00    31-Dec-99   30-Sep-99    30-Jun-99    31-Mar-99
Operating revenues
Investment management fees                           $356,009     $344,042    $347,308     $340,515     $322,419
Underwriting and distribution fees                    200,133      164,243     175,743      176,118      178,406
Shareholder servicing fees                             53,202       51,759      46,076       45,376       47,762
Other                                                   3,182        5,623       4,845        4,766        5,484
                                                  ---------------------------------------------------------------
Total operating revenues                              612,526      565,667     573,972      566,775      554,071
                                                  ---------------------------------------------------------------

Operating expenses
Underwriting and distribution                         176,876      143,168     152,348      151,353      153,300
Compensation and benefits                             134,581      130,849     125,686      126,821      128,816
Information systems, technology and occupancy          51,441       51,631      58,076       53,829       52,111
Advertising and promotion                              25,895       22,545      25,925       26,379       25,393
Amortization of deferred sales commissions             21,600       20,631      24,366       23,600       22,963
Amortization of intangible assets                       9,283        9,283       9,281        9,283        9,283
Other                                                  20,773       19,925      17,573       19,004       18,770
Restructuring charges                                       -            -           -            -       12,315
                                                  ---------------------------------------------------------------
Total operating expenses                              440,449      398,032     413,255      410,269      422,951
                                                  ---------------------------------------------------------------

Operating income                                      172,077      167,635     160,717      156,506      131,120
                                                  ---------------------------------------------------------------

Other income (expense)
Investment and other income                            19,752       16,679      18,681       12,227       14,490
Interest expense                                      (3,180)      (3,364)     (5,133)      (4,876)      (4,776)
                                                  ---------------------------------------------------------------
Other income (expense), net                            16,572       13,315      13,548        7,351        9,714
                                                  ---------------------------------------------------------------

Income before taxes on income                         188,649      180,950     174,265      163,857      140,834
Taxes on income                                        45,275       43,428      41,824       40,550       38,363
                                                  ---------------------------------------------------------------

Net income                                           $143,374     $137,522    $132,441     $123,307     $102,471
                                                  ===============================================================

Earnings per share
     Basic                                              $0.58        $0.55       $0.53        $0.49        $0.41
     Diluted                                            $0.58        $0.55       $0.52        $0.49        $0.41

Dividends per share                                     $0.06        $0.06      $0.055       $0.055       $0.055

Average shares outstanding (in thousands)
     Basic                                            246,826      250,432     252,005      252,103      252,189
     Diluted                                          246,998      250,592     252,618      252,595      252,579

Assets under management (in millions)
     End of period                                   $233,358     $235,047    $218,100     $227,734     $215,960
     Simple monthly average for period               $231,042     $224,135    $223,345     $223,620     $216,439

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

ASSETS UNDER MANAGEMENT


(In billions)                                                31-Mar-00    31-Dec-99     30-Sep-99    30-Jun-99    31-Mar-99
                                                          ------------------------------------------------------------------

Franklin Templeton Group
      Equity
                     Global/international                       $106.2       $111.0      $96.8          $102.0        $91.4
                     Domestic                                     49.3         44.3       37.6            40.4         37.4
                                                          ------------------------------------------------------------------
                     Total Equity                                155.5        155.3      134.4           142.4        128.8
                                                          ------------------------------------------------------------------

      Hybrid funds                                                 9.0          9.6       10.2            10.8         10.7

      Fixed income
                     Tax-free                                     44.6         45.2       48.2            50.0         51.6
                     Taxable
                        Domestic                                  15.0         15.4       15.8            15.9         16.1
                        Global/international                       3.6          3.9        3.9             3.9          4.0
                                                          ------------------------------------------------------------------
                     Total Fixed Income                           63.2         64.5       67.9            69.8         71.7
                                                          ------------------------------------------------------------------

      Money funds                                                  5.7          5.6        5.6             4.7          4.8

                                                          ==================================================================
                     Total Franklin Templeton Group             $233.4       $235.0     $218.1          $227.7       $216.0
                                                          ==================================================================

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